Exhibit 5.2
October 28, 2009
Board of Directors
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Ladies and Gentlemen:
We are acting as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $300,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) debt securities (the “Debt Securities”), (ii) shares of common stock, par value $.01 per share (the “Common Stock”), (iii) shares of preferred stock (the “Preferred Stock”), (iv) warrants to purchase Debt Securities, Common Stock and Preferred Stock (the “Warrants”) and (v) rights to purchase Debt Securities, Common Stock and Preferred Stock (the “Rights” and, together with the Debt Securities, Common Stock. Preferred Stock, and Warrants, the “Securities”), all of which may be sold by the Company from time to time and on a delayed or continuous basis as set forth in the prospectus which forms a part of the Registration Statement and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.
In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all of the documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of any Securities of the Company, to be offered from time to time, will have been duly

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authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board consistent with the Company’s charter and bylaws and the Maryland General Corporation Law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture between the Company and a financial institution identified therein as trustee, in a form that will have been approved by appropriate board action; (iv) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agreement”); (v) any Rights will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as a rights agent (each, a “Rights Agreement”); (vi) prior to any issuance of Preferred Stock appropriate articles supplementary will have been duly authorized and adopted by appropriate board action and filed with and accepted for record by the Maryland State Department of Assessments and Taxation; (vii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable board action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (viii) the Company will remain a Maryland corporation; and (ix) the Securities will not be issued in violation of the ownership limit contained in the Company’s charter.
This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants or Rights), upon (i) final board action authorizing execution and delivery of the applicable indenture, (ii) due execution and delivery of such indenture on behalf of the Company and the trustee named therein and (iii) final board action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable indenture, the Debt Securities will have been duly authorized by the Company.
     (b) With respect to any Preferred Stock (including any Preferred Stock that is issued upon the exercise of any Warrants or Rights), upon (i) final board action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Company’s charter, bylaws and applicable law, (ii) filing and acceptance for record of appropriate articles

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October 28, 2009

supplementary with respect to such Preferred Stock, (iii) final board action authorizing issuance of such shares of Preferred Stock, (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, and (v) in the case of any Preferred Stock to be issued under any Warrants or Rights, upon due exercise of and payment of the exercise price specified in such Warrants or Rights, as applicable, the Preferred Stock will be validly issued, fully paid and non-assessable.
     (c) With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants or Rights), upon (i) final board action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, (iii) in the case of any Common Stock to be issued under any Warrants or Rights, upon due exercise of and payment of the exercise price specified in such Warrants or Rights, as applicable, and (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Common Stock will be validly issued, fully paid and non-assessable.
     (d) With respect to any Warrants, upon (i) final board action authorizing execution and delivery of the Warrant Agreement, (ii) due execution and delivery of the Warrant Agreement on behalf of the Company and the warrant agent named therein, (iii) due execution, countersignature, issuance, and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Warrant Agreement and such agreement, the Warrants will have been duly authorized by the Company.
     (e) With respect to any Rights, upon (i) final board action authorizing execution and delivery of the Rights Agreement, (ii) due execution and delivery of the Rights Agreement on behalf of the Company, (iii) due execution, countersignature, issuance, and delivery of the Rights against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Rights Agreement and such agreement, the Rights will have been duly authorized by the Company.
This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. The foregoing notwithstanding, to the extent our opinion relates to matters of Maryland law, Andrews Kurth LLP may rely on our opinion in rendering its opinion to the addressees of this opinion on the date hereof, provided that the full text of our opinion is made available to each recipient of the opinion letter of Andrews Kurth LLP, and it is explicitly stated in the opinion letter of Andrews Kurth LLP that our opinion speaks only as of the original date thereof, that we have not taken any steps to update, or to confirm the continuing

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accuracy of, our opinion, and that no such reliance will have any effect on the scope, phrasing or originally intended use of our opinion.
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.
In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.